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                                 EXHIBIT 10.5

                                LEASE AGREEMENT


     THIS LEASE, made this 8th day of November, 2000, by and between 309 WOODWARD, LLC, a Maryland limited liability company (hereinafter called "Landlord"), and PENN MAR BANCSHARES, INC., a Maryland corporation (hereinafter called "Tenant"). In consideration of the covenants, conditions and rents hereinafter set forth, it is agreed as follows:

1.   PREMISES AND TERM:
     -----------------

     A. Landlord does hereby lease, demise and let to Tenant, and Tenant does hereby lease, take and accept from Landlord, all that lot of ground known as Parcel M-3, in Englar Business Park, Westminster, Carroll County, Maryland described on Exhibit A attached hereto and made a part hereof, containing 1.87 acres of land more or less, together with the building (the "Building") to be constructed thereon, to be known as 309 Woodward Road, Westminster, Maryland, to contain approximately 4500 square feet of space. The said lot of ground and Building are herein referred to collectively as the "Premises."

     B. To have and to hold the same for an initial term (the "Initial Term") of seven (7) years commencing on January 1, 2001, (hereinafter, as it may be modified pursuant to Paragraph 2.B., below, the "Commencement Date") and terminating on December 31, 2007 (hereinafter, as it may be modified pursuant to Paragraph 2.B., below, the "Termination Date"). As used in this Lease, the term "Lease Year" shall mean each consecutive one (1) year period commencing upon the Commencement Date and ending at midnight on the day before the anniversary of such date, or the anniversary of each subsequent Lease Year, as the case may be.

     C. Tenant shall have the option to renew this Lease for three (3) additional terms of five (5) years each (each a "Renewal Term") upon giving Landlord not less than ninety (90) days written notice prior to the Termination Date or the expiration of any Renewal Term. The Initial Term and any Renewal Term shall be referred to together as the "Term".

2.   CONSTRUCTION OF BUILDING:
     -------------------------

     A. Landlord shall design and construct the Building in accordance with the plans, specifications and agreements attached hereto collectively as Exhibit B (the "Plans and Specifications"). Any additions to or modifications of the work and/or materials which are approved by Landlord and Tenant, pursuant to Paragraph 2.G., below, and which result in additional costs shall be handled as change orders and paid for by Tenant upon completion of such work.


     B. Notwithstanding the date specified in Paragraph l.B. above for the commencement of the Term of this Lease, the Commencement Date shall be the earlier of (i) the date Tenant opens for business at the Premises or (ii) the first day of the first month after the date (the "Notification Date") upon which Landlord notifies Tenant that the Building is substantially completed and that Landlord has done everything that is required of Landlord, by the terms of this Lease, so that Landlord can obtain a certificate of occupancy (whether temporary, shell or

                                       1
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permanent) for the Building and other improvements on the Premises. Possession of the Premises shall be deemed delivered to Tenant on the Notification Date, notwithstanding any item of incomplete work set forth on a "punch list" prepared by Landlord and Tenant in writing at the time of or within thirty (30) days after the Notification Date. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, at the request of either, upon such delivery, execute an amendment to this Lease setting forth the Commencement Date and Termination Date of this Lease.

     C. Landlord shall proceed expeditiously and substantially to complete construction of the Building and obtain a certificate of occupancy by July 31, 2001. In the event that Landlord does not substantially complete construction of the Building and obtain a certificate of occupancy by July 31, 2001 then, subject to the provisions of Paragraph 2.D., below, Landlord shall be obligated to reimburse Tenant for any and all out-of-pocket costs and/or expenses incurred by Tenant on account of Landlord's failure to substantially complete construction of the Building by such date (such as Tenant's holdover expenses and the cost of relocation to temporary space), provided, however, that Tenant shall exercise commercially reasonable efforts to mitigate all such costs and/or expenses.

     D. Notwithstanding anything to the contrary contained elsewhere in this Lease, if Landlord is delayed at any time in the progress of construction of the Building and obtaining a certificate of occupancy by change orders, labor disputes, fire, embargos, unusual delay in deliveries, unavailability of materials, adverse weather conditions, acts of God, unavoidable casualties or other causes beyond Landlord's control, the date by which Landlord is required to substantially complete construction of the Building and obtain a certificate of occupancy shall be extended on a day-for-day basis for such period of delay. Landlord will provide written notice to Tenant of any delays during the course of the work that may extend the date for substantially completing construction of the Building and their expected duration.

     E. Tenant's occupancy of the Premises shall constitute acceptance thereof and shall constitute Tenant's agreement that the Premises comply with all requirements of Tenant and all obligations of Landlord with respect to the condition and repair thereof, including, but not limited to, the Building required to be constructed by Landlord, pursuant to this Paragraph 2 or elsewhere in this Lease, except for those matters of which Tenant notifies Landlord in writing within thirty (30) days after the Notification Date and except for those matters Landlord is obligated to repair or replace pursuant to Paragraph 2.F., below.

     F. Landlord shall perform all work in connection with the construction of the Building in a good and workmanlike manner and in conformity with the Plans and Specifications and in compliance with all applicable laws, rules, regulations and codes. Additionally, Landlord warrants that all building systems, including, but not limited to, electrical, plumbing, fire, sprinkler, lighting, heating, ventilating and air conditioning ("HVAC"), and doors and all Building systems, generally, shall be in good operating condition and free of defects on the Commencement Date. Landlord shall promptly cause the repair or replacement of any defects in material or workmanship in the construction of the Building. Landlord shall complete any "punch list" items within a reasonable period of time after notification.

     G. Tenant may, from time to time, request changes to the Plans and Specifications by written request to Landlord on a form provided or approved by Landlord. All such changes will be subject to Landlord's prior written approval and Landlord may withhold its approval if, in

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Landlord's opinion, any such change would exceed or affect the structural integrity of the Building or any other part of the Premises, would affect the Building's systems, would reduce the market value of the Premises at the end of the Term, does not conform to applicable restrictive covenants, laws, rules, codes or regulations, or is not approved by any governmental, quasi governmental or utility authority with jurisdiction over the Premises.

3.   RENT:
     -----

     A. Tenant covenants to pay to Landlord the base rent ("Base Rent") as set forth in Paragraphs C and D below.

     B. At such time as the plans, specifications and agreements for the construction of the Building are finalized, Landlord's architect shall determine the exact square footage to be contained within the Building (the "Square Footage of the Building") in accordance with the then applicable standards of the National Association of Industrial and Office Properties.

     C.   Base Rent.  Tenant covenants and agrees to pay to the Landlord a base
          ---------
annual rental (the "Base Rent") for the Premises of One Hundred Fifty-Seven Thousand Five Hundred DOLLARS ($157,500) per annum (based on $35 per square foot) payable in twelve (12) equal monthly installments of Thirteen Thousand One Hundred Twenty-Five DOLLARS ($13,125) each, in advance on the first day of each full calendar month during the Term, the first such installment to be paid on the first day of the Term. If the Term shall commence or terminate on a day other than the first day of a month, the monthly installment of Base Rental for any such partial month of the Term shall be pro rated on a per diem basis.



     D.   Increase in Base Rent.  Base Rent payable under Paragraph C above
          ---------------------
shall be increased annually commencing with the second lease year and each successive lease year thereafter during the Initial Term and any Renewal Term of this Lease by an amount equal to the product obtained by multiplying the annual Base Rent in effect immediately prior to the expiration of the current lease year, by a fraction, the numerator of which is the Index (defined below) most recently available immediately prior to the expiration of the current lease year, and the denominator of which is the Index most recently available immediately prior to the Commencement Date. In Landlord's sole discretion, the Base Rent for any lease year may be less than any increase described in this
Section 3.D. and may be less than the Base Rent for the prior lease year.

     As used herein, the "Index" means the Consumer Price Index for Urban Wage Earners and Clerical Workers as promulgated by the Bureau of Labor Statistics of the United States Department of Labor (1982-1984=100) "All Items" (Washington-Baltimore) (hereinafter called the "Index"). If the Index or a relevant portion of the Index is no longer promulgated, the Landlord, in its discretion, shall select a substitute index or substitute portion of the Index.

4.   LATE PAYMENT:
     -------------

     In the event that any payment required by Tenant under the provisions of this Lease shall not be paid on the date due, Tenant shall pay to Landlord interest on such payment from the date when due until paid at the rate of twelve percent (12%).

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5.   NET LEASE:
     ---------

     It is the intention of the parties that, except as otherwise set forth in this Lease, the Base Rent shall be an absolute net return to Landlord throughout the Term of this Lease free of any expenses, fees, costs, charges, or other deduction of any nature whatsoever with respect to the Premises, or its ownership or operation and this Lease shall be interpreted to impose upon Tenant all such expenses, fees, costs and charges. In furtherance of such purpose, Tenant shall pay to Landlord as additional rent, from time to time, any expenses, fees, costs or charges which are customarily passed through to and/or paid by tenants, from time to time, in the Carroll County area pursuant to triple-net leases for commercial buildings. Tenant shall make such payments to Landlord within thirty (30) days after Landlord furnishes Tenant with a statement therefor together with supporting documentation, unless a different time for payment is required elsewhere in this Lease. Notwithstanding anything to the contrary contained above in this Paragraph 5, Tenant shall not be required to pay to Landlord, any fines or penalties incurred by Landlord, any brokerage fees, any income taxes on Landlord's business, any legal or accounting costs, costs of correcting defects in the initial construction of the Building, or interest on and amortization of mortgages.

6.   TAXES:
     -----

     A. Tenant shall be liable for and shall pay directly to the appropriate taxing authority, at least thirty (30) days before any fine, penalty, interest or other cost may be added thereto for the non-payment thereof, but in any event by the due date thereof, (i) all Taxes (defined below), and (ii) all taxes now or hereafter levied against Tenant's personal property, trade fixtures and tenant improvements placed on or in or made upon the Premises. As used herein, the term "Taxes" shall mean all taxes, benefit charges, assessments, levies, and charges of any kind and nature whatsoever whether now or hereinafter levied or assessed against the land and improvements which constitute the Premises or any part thereof (including, without limitation, assessments by any city, county, municipality, metropolitan, district or commission).

     B. Upon request, Tenant shall furnish Landlord evidence satisfactory to Landlord of the payment of the Taxes and other taxes required to be paid pursuant to Paragraph 6.A. above.

     C. Tenant shall have the right, but not the obligation, to protest or appeal any assessment, charge, levy and/or tax rate, relating to Taxes, and to petition for a refund or rebate of the whole or part of any Taxes and to carry on any proper proceedings, legal or otherwise, in connection therewith. Tenant, upon giving written notice thereof to Landlord, shall not be required to pay any Taxes so long as Landlord or Tenant shall continuously and diligently and in full conformity with law and regulations contest the Taxes by appropriate proceedings, unless a notice of tax sale is issued or published or Landlord determines that payment is required by law, or is necessary to protect Landlord's title to the Premises or to avoid a default under any "mortgage," as that term is used in this Lease. Tenant agrees that if it shall commence such proceedings, it shall notify Landlord thereof within ten (10) days, and shall diligently prosecute such proceedings to completion and shall not otherwise abandon or discontinue the same without affording Landlord a reasonable opportunity to continue the prosecution thereof. The cost and expense of any such proceeding instituted by Tenant shall be borne by Tenant. Landlord may, but is not obligated to, protest or appeal any assessment, charge, levy and/or tax rate relating to the Taxes.

                                       4
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     D.    If at any time during the Term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies, or charges levied, assessed, or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed on Landlord, a capital levy or other tax directly on the rents received therefrom and/or a franchise tax assessment, levy, or charge measured by or based, in whole or in part, upon such rents of the Building, then such taxes, assessments, levies, or charges that are in lieu of the present method of taxation shall be deemed to be included within the term "Taxes" for the purposes hereof.

     E. Any payment to be made pursuant to this Paragraph 6 with respect to the real estate tax year in which this Lease commences or terminates shall be pro-rated for the period during which Tenant occupies the Premises.

7.   FIRE AND EXTENDED COVERAGE AND OTHER INSURANCE:
     ----------------------------------------------

     A. From and at occupancy, Tenant, subject to the provisions of Paragraph 7.F., below, shall pay to Landlord from time to time any and all amounts paid or incurred by Landlord for any insurance obtained by or to benefit Landlord in connection with the Premises or its ownership, use or operation. Without limiting the generality of the foregoing, Tenant shall pay Landlord's premiums and all other costs, fees and expenses incurred for all-risk casualty insurance (including, without limitation, vandalism, malicious mischief, water, fire, burglary and theft) covering the Building and the other improvements on the Premises, in an amount equal to the full replacement value thereof, commercial general liability insurance, worker's compensation or similar insurance against loss or damage to the Building and any other improvements now or hereafter located on the Premises and such other types of insurance in such amounts as Landlord may from time to time reasonably obtain, and which are customarily passed through to and/or paid by tenants, from time to time in the Carroll County, Maryland, area.

     B. Premiums shall be adjusted and pro-rated to the Notification Date or the Termination Date of the Term of this Lease, as the case may be.

     C. Tenant shall pay such insurance premiums as set forth above within thirty (30) days after Landlord sends Tenant a statement of Landlord's calculations supported by copies of the actual billings rendered to Landlord.

     D. Tenant will not do, omit to do, or suffer to be done or keep or suffer to be kept anything in, upon, or about the Premises that will violate the provisions of Landlord's policies insuring the Premises against loss or damage by fire or other hazards (including, but not limited to, public liability), that will adversely affect Landlord's fire or liability insurance premium rating or that will prevent Landlord from procuring such policies in companies reasonably acceptable to Landlord.

8.   COMMON AREA:
     ------------

     Tenant shall, at its own expense, perform or supply the following with respect to the Premises, including the common areas (as described below): trash removal, exterminating, cleaning, snow removal, parking lot maintenance, grass cutting, grounds maintenance,

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landscaping, security, common area electric and any other item or service not expressly required to be performed or supplied by Landlord elsewhere in this Lease.

9.   UTILITIES:
     ---------

     Tenant shall pay when due all charges for gas, electricity, light, heat, all public charges for sanitary sewage discharged from the Premises and for water consumed on the Premises, power and all other utilities and telephone or other communication services used, rendered or supplied upon or in connection with the Premises.

10.  LIENS OR ENCUMBRANCES:
     ----------------------

     Tenant shall not do or suffer to be done any act, matter or thing whereby Landlord's or Tenant's interest in the Premises, or any part thereof, may be encumbered by any mechanics' lien. Tenant shall discharge or stay the enforcement by bond or otherwise, within thirty (30) days after the date of filing, any final or interlocutory mechanics' liens filed against Landlord's or Tenant's interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord may, at its option, discharge by bond or otherwise any such mechanics' lien not discharged by Tenant within such thirty (30) day period, and Tenant, upon demand, shall reimburse Landlord for any such expense incurred by Landlord. Any monies expended by Landlord shall be deemed additional rent, collectible as such by Landlord and the late charge specified in Paragraph 4 shall accrue from the date Landlord becomes obligated for such expenses.

11.  USE OF PREMISES:
     ----------------

     Tenant shall use and occupy the Premises throughout the Term hereof solely for retail banking services and general offices, from time to time, under applicable laws, rules, regulations, codes and restrictions.

12.  ALTERATIONS AND IMPROVEMENTS:
     -----------------------------

     A. Tenant covenants that it will not make any alterations, improvements or changes of any kind to the Premises (structural or otherwise) without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     B. All improvements, alterations, replacements and building service equipment made or installed by or on behalf of Tenant and permanently affixed to the Premises shall immediately upon completion or installment thereof be and become the property of Landlord without payment therefor by Landlord, but subject to the provisions of this Lease, provided that all machinery, equipment (other than building service equipment), trade fixtures, movable partitions, furniture and furnishings installed by Tenant or maintained on the Premises, even if permanently affixed thereof, shall remain the property of Tenant, and Tenant shall, if not in default, beyond applicable grace or cure periods be entitled to remove the same or any part thereof at any time during the Term of this Lease, but Tenant shall at its expense, repair any and all damage to the Premises resulting from or caused by such removal.

                                       6
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13.  REPAIRS AND MAINTENANCE:
     -----------------------

     A. Subject to Landlord's obligations under Paragraph 2., Tenant covenants throughout the Term of this Lease, at its expense, to maintain in good order and repair and replace when necessary the interior of the Building, including the floor, all window and door glass in the Building, interior and exterior, all building service equipment in the Building or serving the Building including, but not limited to, electrical, plumbing, heating, air conditioning, sewer, water and sprinkler equipment, all pipes, wires, ducts, fixtures and appliances and the driveways, roads or parking areas. Tenant further covenants to keep the Premises in a safe, clean and sanitary condition; to provide for the removal of trash and rubbish; and to surrender the Premises at the end of the Term in as good condition as when received except for ordinary wear and use, fire or other unavoidable casualty.

     B. Landlord agrees to perform, at its expense, maintenance to the foundation, exterior structure and roof of the Building.

14.  LIABILITY AND OTHER INSURANCE:
     -----------------------------

     A. Tenant shall obtain and maintain public liability insurance in form and substance satisfactory to Landlord and Landlord's lender, from time to time, insuring Landlord and if Landlord so elects, Landlord's lender and such other person(s) as required by Landlord, against claims for bodily injury or death or property damage occurring in or about the Premises and on, in or about the adjoining driveways and passageways, with limits as required by Landlord from time to time, but in no event with combined single limits less than Three Million Dollars ($3,000,000.00) per occurrence, and in the aggregate. Such liability insurance shall, in addition, extend, through contractual liability endorsements, to any liability of Tenant arising out of the indemnifications provided in this Lease and shall be subject to the waiver of subrogation specified in this Lease. Such policy of insurance shall provide that notwithstanding any negligent act of Tenant which might otherwise result in its forfeiture, the policy shall not be canceled without at least thirty (30) days written notice to each named insured. A copy of said policy shall be delivered to Landlord, prior to any use or occupancy of the Premises and as otherwise required by Landlord, and evidence of renewals shall be delivered to Landlord annually and as otherwise reasonably required by Landlord.

     B. Tenant shall obtain and maintain fire insurance with standard broad form extended coverage and full replacement cost endorsements covering all of Tenant's contents, furniture, furnishing, machinery, such equipment as is not affixed to the Premises, trade fixtures and signs and Tenant's interest in all of the improvements and alterations installed in the Premises by Tenant. A certificate evidencing such insurance shall be delivered to Landlord prior to any use or occupancy of the Premises and as otherwise required by Landlord and evidence of renewals shall be delivered to Landlord annually and as otherwise required by Landlord.

     C. Tenant shall obtain and maintain such other and further insurance with respect to such risks or matters as Landlord may reasonably require from time to time. All of the insurance which Tenant is required to obtain and maintain pursuant to the terms of this Lease shall be in form and content, including amount of coverage, reasonably satisfactory to Landlord, issued by such insurers as reasonably satisfactory to Landlord and shall name such parties as Landlord may reasonably require, from time to time.

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15.  DAMAGE OR DESTRUCTION:
     ---------------------

     A. Subject to the provisions of Paragraphs 15.B., below, if during the Term of this Lease the Building or other improvements are damaged by the fire or other casualty then Landlord shall promptly restore the Building and other improvements to the condition immediately prior to the casualty.

     B. If at any time the Building or other improvements on the Premises are destroyed or damaged by fire or other casualty and (i) more than sixty percent (60%) of the Building and other improvements on the Premises is destroyed or damaged, or (ii) the restoration period indicated below is in excess of one (1) year from the date of the fire or other casualty (the events specified in subsections (i) and (ii) are herein called a "Substantial Casualty"), either party shall have the option to terminate this Lease. Such option shall be exercised by written notice to the other party no later than forty-five (45) days after the date of the casualty.

     C. If Landlord chooses or is otherwise obligated to restore the Building, it shall not be responsible to repair or restore any alterations or improvements made by Tenant or any of Tenant's machinery, equipment, trade fixtures, movable partitions, furniture and furnishings.

     D. Rent shall be equitably abated for any period that the Building or other improvements are destroyed or damaged to the extent to which Tenant's use of the Building or other improvements on the Premises is materially impaired.

16.  CONDEMNATION:
     ------------

     A. If during the Term of this Lease all or a substantial part of the Premises shall be taken by eminent domain, then at the option of Tenant or Landlord this Lease shall terminate as of, and the rent shall be apportioned to and abate from and after, the date of taking. Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term of this Lease and no right to participate in any award or damages for such taking (except as set forth in sub-paragraph D hereof) and hereby assigns all of its right, title and interest therein to Landlord. For purposes of this Paragraph 16, "a substantial part of the Premises" shall mean a taking which renders Tenant unable to carry on its business on the Premises.

     B. If during the Term of this Lease, less than a substantial part of the Premises shall be taken by eminent domain, this Lease shall remain in full force and effect; provided that Landlord shall at its expense promptly make such repairs and improvements as shall be necessary to restore the Premises to substantially the same efficiency as before the taking.

     C. For the purpose of this Paragraph 16, "taken by eminent domain" or "taking under the power of eminent domain" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award of damage" shall, in the event of such sale or settlement, include the purchase or settlement price of any such negotiated transfer.

     D. Nothing herein shall be deemed to prevent Tenant from claiming from the condemning authority compensation for the taking of Tenant's own tangible property,

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improvements upon the Premises constructed at Tenant's sole expense and damages for Tenant's loss of business, business interruption and/or removal and relocation. Should the condemnation be effected without a cancellation of this Lease, there shall be an appropriate equitable reduction in rent commensurate with the area so taken and to the extent to which the Tenant's use of the Premises is materially impaired.

17.  INDEMNIFICATION AND WAIVER OF CLAIM:
     -----------------------------------

     A. Tenant will defend and will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability, and expense (including, but not limited to, attorneys' fees) in connection with the loss of life, bodily injury, or damage to property or business arising from, related to, or in connection with the occupancy or use by Tenant or any assignee, subtenant, concessionaire, or licensee of the Premises or occasioned wholly or in part by any act or omission of Tenant or any assignee, subtenant, concessionaire, or licensee or its or their contractors, subcontractors, agents, employees or invitees. Tenant shall also pay all costs, expenses, and reasonable attorneys' fees that may be expended or incurred by Landlord in enforcing or defending against the enforcement of the covenants and agreements of this Lease.

     B. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant do mutually release and discharge the other, and all persons against whom their insurance company or companies would have a right or claim by virtue of subrogation, of and from all suits, claims, and demands whatsoever, for loss or damage to the property of the other, even if caused by or occurring through or as a result of any negligent act or omission of the party released hereby or its contractors, subcontractors, agents, or employees, so long as and to the extent that such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was expressly required to be so covered under this Lease. Each party further agrees that each will cause its policies of insurance for fire and extended coverage to be so written as to include a waiver of subrogation. If the inclusion of such a clause occasions additional cost for the policyholder, the other party shall be given notice of such additional cost and the opportunity to pay it within thirty (30) days, in which case the policyholder shall require the insurance company to include the clause. The provisions of this Paragraph 17 shall survive the termination or earlier expiration of this Lease.

18.  DEFAULT PROVISIONS:
     ------------------

     Tenant shall have breached this Lease and shall be considered in default hereunder if:

       Tenant fails to pay any installment of Base Rent or additional rent when due and payable and such failure shall continue for ten (10) days following notice from Landlord that Tenant has failed to make any such payment, provided, however, that Landlord shall not be required to give any such notice of nonpayment more than two (2) times in any twelve (12) month period;

       Tenant fails to perform any of the other covenants or conditions of this Lease on the part of Tenant to be performed and such failure continues for thirty (30) days after notice thereof to Tenant or such longer time as reasonably necessary provided Tenant is diligently working to cure the default;

       Tenant makes an assignment for the benefit of its creditors;

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       a receiver or trustee is appointed for all or part of the property of
       Tenant or any Guarantor;

       Tenant files a petition in bankruptcy;

       there is filed against Tenant a petition in bankruptcy or for its reorganization or for an arrangement under any bankruptcy law or other law and the same is not dismissed within sixty (60) days after the date filed; or

       Tenant becomes insolvent.

19.  REMEDIES OF LANDLORD:
     --------------------

     A. In the event of a breach of this Lease as set forth in Paragraph 18 above, Landlord shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this Lease: (i) to re-enter the Premises, to dispossess Tenant and all other occupants from the Premises and to remove any or all of Tenant's property at the Premises, provided, however, that there not be a breach of the peace by Landlord, (ii) to store Tenant's property in a public warehouse or elsewhere at the cost, risk, and expense of Tenant, without Landlord?s being deemed guilty of trespass or becoming liable for any loss or damage which may occur on Tenant's property, and
(iii) upon twenty (20) days written notice to Tenant, which the parties agree is commercially reasonable, to sell at public or private sale any or all of said property, with the proceeds of sale to be applied: first, to the costs and expenses of retaking, removal, storage, preparing for sale, and sale of the property (including reasonable attorneys' fees); and second, to the payment of any sum due hereunder to Landlord; and, third, any surplus to Tenant or the person otherwise entitled thereto.

     B. Further, upon the occurrence of any such breach, Landlord, in addition to any other remedies it may have at law, in equity, by statute, or under any other provision of this Lease, shall have the right to terminate this Lease, as well as all right, title, and interest of Tenant hereunder. Tenant shall then immediately quit and surrender the Premises to Landlord, and Landlord may enter upon the Premises, by force, summary proceedings, or otherwise. In any of such events, Landlord shall be entitled to the benefit of all provisions of the ordinances and public local laws of the city or county where the Premises is located and of the Public General Laws of the State of Maryland dealing with the speedy recovery of lands and tenements held over by tenants or proceedings in forcible entry and detainer. Upon any entry or re-entry by Landlord, with or without legal process, provided, however, that there shall not be a breach of the peace by Landlord, Landlord shall also have the right (but not the obligation) to relet all or any part of the Premises, from time to time, at the expense of Tenant. No re-entry by Landlord with or without a declaration of termination shall be deemed to be an acceptance or a surrender of this Lease or as a release of Tenant's liability for damages under the provisions of this Paragraph 19.

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

20.  QUIET ENJOYMENT:
     ---------------

     Provided Tenant has performed its obligations under this Lease, Tenant shall quietly hold and enjoy the Premises during the Term of the Lease, subject to the terms and conditions of the Lease, without hindrance or molestation by Landlord.

21.  SURRENDER OF PREMISES:
     ---------------------

     A. At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Premises in broom clean condition and in the same condition as the Premises was upon the commencement of this Lease, except for ordinary wear and tear.

     B. Tenant shall surrender to Landlord all keys for the Premises at the place then fixed for the payment of rent and shall notify Landlord in writing of all combinations of locks, safes, and vaults, if any, in the Premises.

     C. At the expiration or earlier termination of this Lease, Tenant shall immediately remove all property that it owns and is permitted to remove from the Premises under the provisions of this Lease, and, failing to do so, Landlord at its option may either (i) cause that property to be removed at the risk and expense of Tenant (both as to loss and damage), and Tenant hereby agrees to pay all costs and expenses incurred thereby, including sums paid to store the property elsewhere and the cost of any repairs to the Premises caused by the removal of the property, or (ii) upon twenty (20) days written notice to Tenant, which the parties agree is commercially reasonable, sell at public or private sale any or all of such property, or (iii) at Landlord's option, title shall pass to Landlord.

22.  RIGHT TO ASSIGN AND SUBLEASE:
     ----------------------------

     A. Tenant shall not make or permit an Assignment (defined below) of this Lease or of the Premises or any interest of Tenant herein or therein, without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. As used in this Lease, "Assignment" shall mean any assignment, transfer, in whole or in part, of Tenant's interest in this Lease, any sublease by Tenant of all or part of the space in the Premises.

     B. Any consent by Landlord to an Assignment shall not constitute a waiver of consent to any subsequent Assignment.

     C. If this Lease or any interest herein be assigned in whole or in part or if the Premises or any part thereof be sublet, used, or occupied by anyone other than Tenant without Landlord's prior written consent, Landlord may nevertheless collect rent from the assignee, sublessee, user, or occupant and apply the net amount collected to the rents herein reserved. No such Assignment or collection shall be deemed a waiver of the covenant herein against Assignment by others, or the acceptance of the assignee, subtenant, user, or occupant as Tenant hereunder, or constitute a release of Tenant from the further performance by Tenant of the terms and provisions of this Lease.

     D. Notwithstanding anything to the contrary contained in this Paragraph 22, Tenant shall have the right, upon notice to Landlord, (i) to assign this Lease, in whole or in part, or sublet all or any part of the Premises to an affiliate of Tenant, or (ii) to effect an assignment by operation of law by way of merger into a new corporation, or a sale of all or substantially all of the assets or stock of Tenant. As used herein, an "affiliate of Tenant" shall mean any entity which controls, is under common control with or is controlled by Tenant.

23.  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT:
     ---------------------------------------------

     This Lease shall be subject and subordinate to the lien, operation or effect of any present or future mortgage on the Premises or any property of which the Premises are a part irrespective of the time of execution or the time of recording of any such mortgage, provided the holder of any such mortgage (herein referred to as "Mortgagee") executes a non-disturbance agreement. In the event the Premises are sold at any foreclosure sale, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees upon request of any purchaser to attorn to and acknowledge the foreclosure purchaser at such sale as Landlord hereunder, provided the purchaser at any such foreclosure sale recognizes Tenant?s interest in this Lease. Tenant shall, within twenty (20) days after the request of Landlord or any Mortgage, execute such instrument or instruments as Landlord or any Mortgagee may require to, among other things, effect the agreements contained in this Paragraph 23, which instrument or instruments may also contain such other provisions as Landlord or its Mortgagee may reasonably require, but Tenant shall be required to agree to such other provisions only to the extent that such other provisions do not materially adversely affect Tenant's use, occupation or enjoyment of the Premises.

24.  TENANT HOLDING OVER:
     -------------------

          Any holding over after the expiration of the Term hereof, without the written consent of Landlord shall be construed to be a tenancy from month to month at one and one-half (1 1/2) times the monthly rent hereinbefore specified, and shall otherwise be on the terms and conditions hereinbefore specified. Such tenancy from month to month shall continue until either party shall give at least sixty (60) days notice in writing to the other terminating such tenancy.

25.  HAZARDOUS MATERIALS:
     -------------------

     A. Tenant shall not cause or permit any Hazardous Material (defined below) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary or useful to Tenant's business.

     B. Any Hazardous Material permitted on the Premises as provided in Paragraph 25.A. above, and all containers therefore, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Material.

     C. As used herein, the term "Hazardous Material" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any "oil, petroleum products, and their by-products"; and (d) any substance which is or becomes regulated by any federal, state or local governmental authority.

     D. Tenant shall defend, indemnify and hold harmless Landlord and its agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses, collectively, the "Claims") arising out of (a) the disposal, or release, of any Hazardous Material on the Premises by Tenant; or (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Material disposed by Tenant. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Tenant's obligation to defend, indemnify and hold harmless Landlord and its agents shall not apply with respect to any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses with respect to Hazardous Materials that were placed upon or existed upon the Premises prior to the Notification Date, unless Tenant or its agents, servants, employees, contractors or invitees placed those Hazardous Materials upon the Premises. Landlord shall defend, indemnify and hold harmless Tenant and its agents, from and against any Claims arising out of (a) the disposal, or release, of any Hazardous Material on the Premises prior to the Notification Date; or (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Material disposed by Landlord.

26.  SIGNS:
     -----

     Tenant may place signs on the exterior of the Premises in compliance with all applicable laws.

27.  CUMULATIVE REMEDIES:
     -------------------

     Any and all remedies available to Landlord or Tenant for the enforcement of the provisions of this Lease are cumulative and not exclusive, and Landlord or Tenant, as the case may be, shall be entitled to pursue any of the rights enumerated in this Lease or remedies authorized by law or available in equity, or all of the foregoing.

28.  NOTICES:
     -------

     All notices to Tenant under this Lease shall be conclusively presumed to have been delivered, one (1) business day after sending by Federal Express, or other commercial overnight delivery service, or three (3) business days after mailing by United States mail, first class, certified or registered, and postage prepaid, addressed to Tenant, at 309 Woodward Road, P.O. Box 1245, Westminster, Maryland 21158, Attention: Kevin P. Huffman or to such other address as Tenant may in writing from time to time designate. All notices to Landlord hereunder shall be conclusively presumed to have been delivered one (1) business day after being sent by Federal Express or other commercial overnight delivery service or three (3) business days after mailing by United States mail, first class, certified or registered, and postage prepaid, addressed to Landlord, at 139 Baltimore Street, Gettysburg, Pennsylvania 17325, Attention: Mr. Geoffrey Sturgill or to such other address as Landlord may in writing from time to time designate.

29.  ESTOPPEL CERTIFICATES:
     ---------------------

     Tenant shall from time to time, within fifteen (15) days after being requested to do so by Landlord or any Mortgagee, execute and deliver to Landlord or such person as Landlord may direct, an instrument in recordable form certifying that the Lease is in full force and effect, without default or listing any defaults, and certifying to any other fact or condition reasonably requested by Landlord or such other addressee or any Mortgagee (provided such fact or condition is accurate), and acknowledging and agreeing that any statement contained in such certificate may be relied upon by Landlord and any such other addressee.

30.  MISCELLANEOUS:
     -------------

     The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease. Time is of the essence of all provisions of this Lease (and of all provisions contained in all amendments now or hereafter made to this Lease and in all present and future Riders to this Lease). This Lease contains the entire agreement between the parties and all agreements relating to this Lease and the Premises have been integrated herein. This Lease cannot be changed or modified except by a written instrument signed by the parties hereto. If any term, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity of the remainder of this Lease shall not be affected thereby but shall remain in full force and effect. This Lease shall be governed by, construed under and enforced under the laws of the State of Maryland. This Lease shall bind and inure to the benefit of Landlord and Tenant and their respective personal representatives, heirs, successors and permitted assigns. Reference in this Lease to the term "person" shall include a corporation, partnership, limited liability company, trust, governmental body and other legal entity.
This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one
(1) and the same instrument. Transmission by facsimile of an executed counterpart copy of this Lease shall be deemed to be effective delivery of such counterpart copy for all purposes.

31.  NON-WAIVER OF FUTURE ENFORCEMENT:
     --------------------------------

     It is agreed that the failure of Landlord or Tenant to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or right, but the same shall remain in full force and effect, unless the contrary is expressed in writing by Landlord or Tenant.

32.  WAIVER OF TRIAL BY JURY:
     -----------------------

     Landlord and Tenant hereby knowingly and voluntarily waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly, arising out of or with respect to this Lease or the Premises.

     AS WITNESS the hands and seals of the parties hereto the date first above written.

ATTEST/WITNESS:                   PENN MAR BANCSHARES, INC.



/s/ Daniel E. Dutterer                By: /s/ Kevin P. Huffman          (SEAL)
-------------------------                 ------------------------------
                                          Name:  Kevin P. Huffman
                                          Title: Vice President

                                      309 WOODWARD, LLC



                                      By: /s/ J. Geoffrey Sturgill, Jr.  (SEAL)
                                          -------------------------------
                                          Name:  J. Geoffrey Sturgill, Jr.
                                          Title: Managing Member